EXHIBIT 99.1

IFMI ANNOUNCES $45 MILLION INVESTMENT IN

PRINCERIDGE HOLDINGS

PrinceRidge Management Team to Continue in Leadership Roles

Philadelphia and New York, April 19, 2011 – Institutional Financial Markets, Inc. (NYSE AMEX: IFMI) (“IFMI”) today announced it has entered into an agreement with PrinceRidge Holdings LP (“PrinceRidge”), under which IFMI will contribute the equity interests in a subsidiary comprising a substantial part of its capital markets segment to PrinceRidge in exchange for a majority equity interest in PrinceRidge.

PrinceRidge, a New York-based financial services firm led by John P. Costas, Chairman, and Michael T. Hutchins, Chief Executive Officer, is comprised of a sales and trading group specializing in structured products and corporate credit, and an investment banking group concentrated on corporate finance. Prior to joining PrinceRidge, Mr. Costas held a variety of positions with UBS, including Deputy CEO of UBS A.G., Chairman and CEO of UBS Investment Bank, and Chairman and CEO of Dillon Read Capital Management LLC. Mr. Hutchins also held various positions with UBS prior to founding PrinceRidge. While at UBS he was Global Head of the Fixed Income Rates & Currencies Group at UBS Investment Bank, and, most recently, he was President of Dillon Read Capital Management LLC.

“We are very excited to be a part of the new PrinceRidge. With PrinceRidge’s leadership and combined businesses, we will increase our capital base and effectively double our team of capital markets professionals,” said Daniel G. Cohen, Chairman and Chief Executive Officer of IFMI. “In addition, we will expand our financial resources and enhance our ability to attract and retain top talent. PrinceRidge has an experienced team with a proven track record of success and we look forward to working with them to create value for IFMI’s shareholders.”

“IFMI shares our commitment to professionalism and integrity, and we are excited to work with their team to drive increased returns for our combined client base,” said Mr. Costas, Chairman of PrinceRidge. “This transaction brings together two highly complementary platforms. We believe the combination gives both our colleagues and business partners a great opportunity to expand our business going forward.”

The total book value of the equity interests and cash to be contributed by IFMI to PrinceRidge is $45 million. JVB Financial Group, LLC, which was recently acquired by IFMI, is not included in the transaction. JVB operates as an investment firm specializing in the wholesale distribution of fixed income securities such as CDs, MBS, agency securities, corporates, municipals and structured products. “IFMI remains committed to JVB’s growth, and we believe there will be significant synergies with the new PrinceRidge combined business,” Mr. Cohen said.

IFMI anticipates that a substantial majority of its capital markets employees other than those dedicated to JVB, as well as certain support staff, totaling approximately 61 professionals, will continue their association under the new structure. It is also anticipated that most of the professionals in IFMI’s European capital markets operation will join their U.S. colleagues as part of the new structure after PrinceRidge obtains its FSA license in the United Kingdom.

Both Mr. Costas and Mr. Hutchins will continue in their current roles at PrinceRidge as Chairman and CEO, respectively. In addition, Mr. Cohen will serve as Vice Chairman, Chief Investment Officer and Managing Director of Structured Products for PrinceRidge. PrinceRidge’s Board of Directors will be comprised of five members: three IFMI appointees who currently serve on the IFMI Board of Directors, including Mr. Cohen, Walter Beach and Lance Ullom; as well as Mr. Costas and Mr. Hutchins. Mr. Costas will serve as the Chairman of the PrinceRidge Board of Directors. Also, IFMI announced that it has entered into an amended employment arrangement with Chris Ricciardi, who will remain as the President of IFMI through a transition period but will no longer serve as CEO of IFMI’s capital markets division.

The PrinceRidge transaction is subject to review by FINRA, the self-regulatory agency in which both the IFMI and PrinceRidge broker-dealer firms involved in the transaction are members. If FINRA does not take any action to halt the transaction or impose interim restrictions that would effectively prevent it from taking place, the parties anticipate that the transaction will be completed within 30 to 60 days. The transaction is not subject to shareholder approval.

IFMI will address the transaction with PrinceRidge and answer questions from participants during its regularly scheduled first quarter earnings call, which is currently expected to occur on May 4, 2011. Further information regarding the earnings call, including the time and dial in information, will be forthcoming.

About IFMI

IFMI is a leading investment firm specializing in credit-related fixed income investments. IFMI was founded in 1999 as an investment firm focused on small-cap banking institutions, but has grown over the past eleven years into a more diversified fixed income specialist. IFMI’s primary operating segments are Capital Markets and Asset Management. The Company’s Capital Markets segment consists of credit-related fixed income sales and trading as well as new issue placements in corporate and securitized products. IFMI’s Asset Management segment manages assets through listed and private companies, funds, managed accounts and collateralized debt obligations. As of December 31, 2010, we manage approximately $10.3 billion in credit-related fixed income assets in a variety of asset classes; including U.S. trust preferred securities, European hybrid capital securities, Asian commercial real estate debt, and mortgage- and asset-backed securities.

About The PrinceRidge Group LLC

PrinceRidge is a financial services firm built upon extensive industry experience, professionalism and integrity. The firm is client-oriented and fixed-income focused. PrinceRidge offers a variety of financial services to their institutional customer base including sales and trading in corporate credit and structured products and investment banking services such as new issue placements, underwritings and M&A advisory. PrinceRidge is committed to employing the highest quality professionals with significant industry experience, deep product knowledge, integrity and entrepreneurial spirit. For more information about The PrinceRidge Group LLC please visit www.princeridge.com.

Forward-looking Statements

This communication contains certain statements, estimates and forecasts with respect to future performance and events. These statements, estimates and forecasts are “forward-looking statements.” In some cases, forward-looking statements can be identified by the use of forward-looking terminology such as “may,” “might,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negatives thereof or variations thereon or similar terminology. All statements other than statements of historical fact included in this communication are forward-looking statements and are based on various underlying assumptions and expectations and are subject to known and unknown risks, uncertainties and assumptions, and may include projections of our future financial performance based on our growth strategies and anticipated trends in our business. These statements are based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied in the forward-looking statements including, but not limited to, the receipt of approval of FINRA and the closing of the PrinceRidge transaction, in addition to those discussed under the heading “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition” in our filings with the Securities and Exchange Commission (“SEC”), which are available at the SEC’s website at www.sec.gov and our website at www.IFMI.com/sec-filings. Such risk factors include the following: (a) a decline in general economic conditions or the global financial markets, (b) losses caused by financial or other problems experienced by third parties, (c) losses due to unidentified or unanticipated risks, (d) a lack of liquidity, i.e., ready access to funds for use in our businesses, (e) the ability to attract and retain personnel, (f) litigation and regulatory issues, (g) competitive pressure; and (h) a potential Ownership Change under Section 382 of the Internal Revenue Code. As a result, there can be no assurance that the forward-looking statements included in this communication will prove to be accurate or correct. In light of these risks, uncertainties and assumptions, the future performance or events described in the forward-looking statements in this communication might not occur. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results and we do not undertake any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact for IMFI:

Investors:	Media:
Institutional Financial Markets, Inc.	Joele Frank, Wilkinson Brimmer Katcher
Joseph W. Pooler, Jr., 215-701-8952	James Golden, 212-355-4449
Executive Vice President and	jgolden@joelefrank.com
Chief Financial Officer investorrelations@ifmi.com

Contact for PrinceRidge:

PrinceRidge Holdings LP

Colette C. Dow, 646-792-5601

Chief Operating Officer

CDow@princeridge.com

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